UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2020

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant

Appointment of New Independent Registered Public Accounting Firm

On March 2, 2020, the Audit and Ethics Committee of the Board of Directors (the “Audit and Ethics Committee”) of The Brink’s Company (the “Company”) approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective as of March 2, 2020, to audit the Company’s consolidated financial statements for its fiscal year ended December 31, 2020, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020.
The Audit and Ethics Committee engaged in a competitive auditor selection process that involved several international registered public accounting firms that the Audit and Ethics Committee believed might be able to serve as auditor for the Company, including Deloitte & Touche LLP (“Deloitte”), which had been engaged as the Company’s independent registered public accounting firm since 2017. As part of the process, the Audit and Ethics Committee carefully considered, among other things, the capabilities of each firm and its primary engagement team, the strength of each firm’s national office, the firms’ responsiveness, and the firms’ proposed fee structures. After consideration of these and other relevant factors, the Audit and Ethics Committee determined to engage KPMG to serve as the Company’s independent registered public accounting firm. KPMG previously served as the Company’s independent registered public accounting firm until the engagement of Deloitte.
The dismissal of Deloitte as the Company’s independent registered public accounting firm did not result from any dissatisfaction with the quality of professional services rendered by Deloitte.
During the Company’s two most recent fiscal years ended December 31, 2018 and December 31, 2019 and in the subsequent interim period through March 2, 2020, neither the Company nor anyone on its behalf consulted KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in connection with which either a written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.
Previous Independent Registered Public Accounting Firm
On March 2, 2020, the Audit and Ethics Committee approved the dismissal of Deloitte, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019 and previous years.
The audit reports of Deloitte on the Company’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
The audit reports of Deloitte on the effectiveness of internal control over financial reporting as of December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and in the subsequent interim period prior to March 2, 2020, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of such disagreement in connection with its reports on the financial statements for such periods.
The Company provided Deloitte with a copy of the disclosure contained in this Current Report on Form 8-K prior to the time this Current Report on Form 8-K was filed with the Securities and Exchange Commission (the “SEC”) and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects to which it does not agree. A copy of Deloitte’s letter, dated March 6, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
Shareholder Approval of New Independent Registered Public Accounting Firm
The shareholders of the Company entitled to vote at the Company’s Annual Meeting of shareholders to be held in May 2020 will be asked to approve the Audit & Ethics Committee engagement of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated March 6, 2020

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: March 6, 2020	By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Executive Vice President and Chief Financial Officer